UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2005

BIO-LOK INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	33-24566-A	65-0317138
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

368 S. Military Trail
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 698-9998

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 2, 2005, Bio-Lok International Inc. (the “Company”) completed a private offering of 5,000,000 shares of its common stock. The shares were sold to institutional and other accredited investors pursuant to the exemption from registration provided by Regulation D, Rule 506, and Section 4(2) of the Securities Act of 1933. The Company has agreed to pay its placement agent a commission of 6% of gross offering proceeds and to issue the placement agent a warrant for the purchase of 500,000 common shares exercisable at a price of $.75 per share for a period of five (5) years.

Item 7.01 Regulation FD Disclosure

On March 3, 2005, the Company issued a press release announcing the completion of the private placement of 5,000,000 shares of common stock. See Item 3.02 of this Report. A copy of the press release is attached as Exhibit 99.1.

The information under this caption, “Item 7.01 - Regulation FD Disclosure,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Release issued by Bio-Lok International Inc. on March 3, 2005, concerning completion of private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2005	By:	/s/ Bruce L. Hollander
Bruce L. Hollander, President
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